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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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     [ ] Soliciting Material Pursuant to Section 240.14a-12

                          AIM VARIABLE INSURANCE FUNDS
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December 2007

                                                           Proxy
                                                           Update
                                                --------------------------------
                                                News About AIM V.I. Fund Proxies


AIM Investments--Registered Trademark--

Your contract owners will soon begin receiving fund proxies for each AIM Variable Insurance (V.I.) Fund in which they have contract values invested. Please note that all AIM V.I. Funds are covered by this proxy undertaking.

Proxies will be mailed the week of December 24, 2007, to underlying contract owners (of record on November 30, 2007) of all AIM V.I. Funds. If contract owners approve the proposed changes to the respective funds, the changes would become effective on or about May 1, 2008.

It is important that contract owners vote every proxy they receive. If we do not receive sufficient votes to obtain a quorum, it may be necessary to send a second mailing and postpone the contract owners meeting.

This Proxy Update describes the rationale for the proposed changes and is intended to help you answer questions from your contract owners.

Proposed Changes:

All AIM V.I. Funds

   - Elect 13 trustees

   - Approve amendment to the Declaration of Trust to eliminate current contract owner approval requirement prior to terminating a portfolio or class.

   - Approve new investment subadvisory agreement between A I M Advisors, Inc. and affiliated subadvisors.

Proposals in addition to the trustee elections for certain funds, as outlined below, are being included in the contract owners proxy as management believes it is more cost-effective and efficient to seek contract owner approval of such proposals at this time. The general goals of these additional proposals are to increase operational efficiency and decrease costs.

Change investment objectives from fundamental to non-fundamental; change certain fundamental investment restrictions.

  - AIM V.I. Dynamics Fund                  - AIM V.I. Leisure Fund
  - AIM V.I. Financial Services Fund        - AIM V.I. Technology Fund
  - AIM V.I. Global Health Care Fund        - AIM V.I. Utilities Fund

Change status from diversified to non-diversified.

  - AIM V.I. Financial Services Fund

                                                          continued on next page

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   To avoid phone calls from the proxy solicitation service, please urge your contract owners to vote as soon as possible.
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FOR INSTITUTIONAL INVESTOR ONLY              [AIM INVESTMENTS LOGO APPEARS HERE]
                                                        --Registered Trademark--

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Questions and Answers

Information regarding the additional proposals, including the potential benefits of and reasons for the additional proposals, is outlined in the following questions and answers.

Why are contract owners being asked to approve a new subadvisory agreement?

AIM and the Funds' Boards of Trustees (the "Boards") believe that the proposed subadvisory agreement will benefit the Funds and their contract owners by permitting AIM to use the additional resources and talent of the nine proposed subadvisors in managing the Funds. AIM and the Boards believe that the proposed subadvisory agreement, if approved by contract owners, will provide AIM with increased flexibility in assigning portfolio managers to the Funds and will give the Funds access to portfolio managers and investment personnel located in other offices, including those outside the United States, who may have more specialized expertise on local companies, markets and economies or on various types of investments and investment techniques. Because AIM will pay all of the subadvisory fees of the affiliated subadvisors, the proposed subadvisory agreement will not affect the fees the Funds pay to AIM pursuant to their advisory agreements.

Why are contract owners being asked to approve new advisory and subadvisory agreements?

The AIM Board determined that contract owners would benefit if AIM was the advisor and administrator for the Invesco Family of Funds and the AIM Family of Funds.

Why are contract owners being asked to approve changing certain fundamental investment restrictions of certain of the funds?

The proposed changes will conform the restrictions for the affected funds to a set of uniform model restrictions under which most AIM funds operate. AIM and the Boards expect that contract owners will benefit from a set of uniform model restrictions in a number of ways. The proposed uniform restrictions will provide the funds with as much investment flexibility as is possible under the 1940 Act. AIM and the Boards believe that eliminating the disparities among the various AIM funds' fundamental restrictions will enhance AIM's ability to manage the funds' assets efficiently and effectively in changing regulatory and investment environments.

Why are contract owners of AIM V.I. Financial Services Fund being asked to approve changing its status from diversified to non-diversified?

Changing AIM V.I. Financial Services Fund's status to non-diversified would provide AIM with enhanced flexibility in managing the assets of the fund. Specifically, the fund's portfolio managers will be able to invest a greater percentage of the overall portfolio in positions which individually are more than 5% of the fund's total assets. The fund's portfolio managers expect that a change in status from diversified to non-diversified should help bolster the fund's competitiveness relative to its benchmark and peers.

Why are contract owners being asked to approve an amendment to the Declaration of Trust?

The proposed amendment would eliminate the contract owner approval requirement to terminate a trust, a fund or a share class of a fund. This change gives each Board the flexibility to terminate a trust, a fund or a share class of a fund if circumstances warrant without the commensurate expense of seeking a contract owner vote. The Boards would terminate a trust, a fund or a share class only if they found that doing so was in the best interests of the contract owners of such trust, Fund or share class, as applicable. In the event a Board were to terminate a trust, a fund or a share class, contract owners would receive notice prior to such termination.

                                                          continued on next page

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Solicitation Process

AIM offers your contract owner a variety of ways to vote. The Contract Owner Meeting will be held in Houston at 3.00 pm Central Time February 29, 2008. AIM has retained Computershare Fund Services (CFS), a professional proxy solicitor, to assist with the solicitation. CFS may begin calling your contract owners who have not voted to remind them to vote. To avoid such phone calls, we suggest you urge your contract owners to vote early, as each vote is important.

How to Vote:

AIM Registered Contract Owners

By Mail: Contract owners can vote through the mail by returning their instruction card(s) in the postage-paid envelope provided in the proxy mailing.

By Internet: Contract owners can vote by following the instructions on their voting instruction card(s).

By Phone: Contract owners can vote by calling 1-888-221-0697.

Additional Information

For more detailed information on the proposed reorganizations you and your contract owners may visit our Web site at AIMinvestments.com. Please contact your account executive if you have additional questions.

Institutional and Retirement Division
800-410-4246

FOR INSTITUTIONAL INVESTOR USE ONLY

This material is for institutional investor use only and may not be quoted, reproduced or shown to the public, nor used in written form as sales literature for public use.

The AIM variable insurance funds are used solely as investment vehicles by insurance company separate accounts to fund variable annuity contracts and variable life insurance policies. Shares of the funds cannot be purchased directly. Expenses and fees are determined by the offering insurance company and will vary. A I M Distributors, Inc. does not offer any variable products.

Consider the investment objectives, risks, and charges and expenses carefully. For product and underlying funds prospectuses containing information for any variable annuity or variable life product that invests in the AIM variable insurance funds, contact the offering insurance company. Not all funds and classes are available in all products. Read the prospectuses carefully before investing.

Note: Not all products, materials or services are available at all firms. Advisors, please contact your home office.

AIMinvestments.com          VIPXY-FLY-1-E 12/07